Exhibit 10.33

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of December 6, 2017, is by and among Investview, Inc., a company organized under the laws of the State of Nevada, with offices located at 12 South 400 West – Suite 300, Salt Lake City, UT 84101 (the “Company”), and D-Beta One EQ, Ltd., a Cayman Island exempted limited company, with offices at 1012 Springfield Avenue, Mountainside, NJ 07092 (the “Investor”).

RECITALS

A.       The Company is offering up to 20,000,000 shares of the Company’s common stock par value $0.001 per share (the “Common Stock”), at a purchase price of $0.0325 per share (the “Securities” or the “Registrable Securities”) for an aggregate purchase price of $650,000 (the “Purchase Price”).

B. The offer and sale of the Securities hereunder is being made without registration under the United States Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

C.       At the Closing, the parties hereto shall execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights with respect to the Registrable Securities.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.	PURCHASE AND SALE OF THE SECURITIES.

(a)	Purchase and Sale.

(i)            Initial Sale and Purchase of the Securities. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, on the date hereof the Company shall issue and sell to Investor, and the Investor agrees to purchase from the Company on the Initial Closing Date (as defined below), 10,000,000 shares of the Company’s Common Stock (the “Initial Closing” and the “Initial Closing Securities”) at a price equal to $0.0325 per share for a total purchase price of $325,000 the “Initial Closing Purchase Price”). The date of the Initial Closing is hereinafter referred to as the “Initial Closing Date”.

(ii)           Subsequent Sale and Purchase of the Securities. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, on the date the Company files the Initial Registration Statement (as such term is defined in the Registration Rights Agreement dated the date hereof by and between the Company and the Investor with the SEC, the Company shall issue and sell to Investor, and the Investor agrees to purchase from the Company 10,000,000 shares of the Company’s Common Stock (the “Subsequent Closing” and the “Subsequent Closing Securities”) at a price equal to $0.0325 per share for a total purchase price of $325,000 the “Subsequent Closing Purchase Price”). The date of the Subsequent Closing is hereinafter referred to as the “Subsequent Closing Date”.

(iii)          Closing. The Initial Closing and the Subsequent Closing are each referred to in this Agreement as a “Closing.” The Initial Closing Date and any Subsequent Closing Date are sometimes referred to herein as a “Closing Date.”  As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

At each Closing, the Purchase Price shall be paid by the Investor to the Company by wire transfer to an account designated in writing by the Company prior to the Closing and the Company shall issue the Initial Closing Securities and Subsequent Closing Securities, as applicable, to the Investor.

2.	INVESTOR’S REPRESENTATIONS AND WARRANTIES.

The Investor represents and warrants to the Company that, as of the date hereof and as of each Closing Date:

(a)           Organization; Authority. The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and each other Transaction Document (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b)           No Public Sale or Distribution. The Investor (i) is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of applicable securities laws.

(c)           Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(d)           Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

(e)           Information. The Investor has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Investor. The Investor has been afforded the opportunity to ask questions of the Company. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(f)            No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g)           Transfer or Resale. The Investor understands that except as provided in the Registration Rights Agreement and this Section 2(g): (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Investor shall have delivered to the Company (if requested by the Company) an opinion of counsel to the Investor, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Investor provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined below) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(h)           Validity; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of the Investor and constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i)            No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Investor; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

(j)            Solicitation. The Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media, broadcast over television or radio, disseminated over the Internet or presented at any seminar or, to its knowledge, any other general solicitation or general advertisement.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth in the SEC Documents or in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or warranty otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules or in another section of the Disclosure Schedules, to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such section, the Company represents and warrants to the Investor that, as of the date hereof and as of each Closing Date:

(a)           Organization and Qualification. Each of the Company and its Subsidiary (as defined below) is an entity duly organized and validly existing under the laws of its state of organization or incorporation, and has the requisite power and authority to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. No proceedings have been instituted for the dissolution of the Company or its Subsidiary. Each of the Company and its Subsidiary is duly qualified to do business in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof) or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or (iii) the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents (as defined below). Other than Wealth Generators, LLC, a Utah limited liability company, the Company does not have any Subsidiaries. “Subsidiaries” means any Person (as defined below) in which the Company, directly or indirectly, (x) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (y) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary”.

(b)           Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) have been duly authorized by the Company’s board of directors or other governing body and no further filing, consent or authorization is required by the Company, its board of directors or its shareholders. This Agreement and the other Transaction Documents to which it is a party have been (or, when executed and delivered, will be) duly executed and delivered by the Company and constitutes (or, when duly executed and delivered, will be) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement and the Registration Rights Agreement and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c)           Issuance of Securities. The issuance of the Securities is duly authorized and upon issuance in accordance with the terms of the Transaction Documents will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof, except for such Liens described in Schedule 3(c) which have been waived as of the date hereof. Subject to the accuracy of the representations and warranties of the Investor in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act.

(d)           No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and its Subsidiary and the consummation by the Company and its Subsidiary of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) will not (i) result in a violation of the articles of association or other organizational documents of the Company or its Subsidiary, any capital stock of the Company or its Subsidiary, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or its Subsidiary is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. and foreign securities laws and regulations and including all applicable US federal laws, rules and regulations) applicable to the Company or its Subsidiary or by which any property or asset of the Company or its Subsidiary is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.

(e)           Consents. Neither the Company nor its Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than (i) the filing of a Form D under Regulation D of the Securities Act of 1933, as amended, (ii)  any action necessary in order to qualify the Securities under applicable securities or “Blue Sky” laws of the states of the United States, (iii) the filing of the Initial Registration Statement with the SEC and (iv) as set forth on Schedule 3(e), any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(f)            Acknowledgment Regarding the Investor’s Purchase of the Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Investor is not (i) an officer or director of the Company or its Subsidiary, (ii) to its knowledge, an “affiliate” (as defined in Rule 144) of the Company or its Subsidiary or (iii) to its knowledge, except as set forth on Schedule 3(f), a “beneficial owner” of more than 10% of the shares of the Company’s Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company or its Subsidiary (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company and its representatives.

(g)           No General Solicitation; No Placement Agent. None of the Company, its Subsidiary, any of its affiliates, or any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any financial advisory fees or brokers’ commissions (other than for Persons engaged by the Investor or its investment advisor) relating to or arising out of the transactions contemplated hereby based upon arrangements made by or on behalf of the Company. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(h)           No Integrated Offering. None of the Company, its Subsidiary or any of their affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of shareholders of the Company under any applicable shareholder approval provisions. None of the Company, its Subsidiary, their affiliates or any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the Securities Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(i)            Financial Statements:SEC Documents. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under Section 13 or 15(d) of the Exchange Act since April 1, 2017 (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed within the two years preceding the date hereof as amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension (including pursuant to SEC from 12b-25). The Company has delivered to the Investor or its representatives, or made available through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company and its subsidiaries included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(j)            10(b)-5. The SEC Documents do not include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

(k)           Absence of Certain Changes. Since December 6, 2017, there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect. Since December 6, 2017, neither the Company nor its Subsidiary has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) other than expenditures made in connection with the transactions contemplated by this Agreement made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor its Subsidiary has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or its Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. As of the date hereof and after giving effect to the transactions contemplated hereby to occur at the Closings, (i) the present fair saleable value of the assets of the Company and its Subsidiary, taken as a whole, is less than the amount required to pay the Company’s and its Subsidiary’s total Indebtedness (as defined below), (ii) the Company and its Subsidiary are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company and its Subsidiary do not intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature, and (iv) the Company and its Subsidiary, taken as a whole, are solvent under U.S. law.

(l)            No Undisclosed Events, Liabilities, Developments or Circumstances. Except for the transactions contemplated by this Agreement and the other Transaction Documents, no event, liability, development or circumstance has occurred or exists, or, to the knowledge of the Company, is reasonably expected to exist or occur with respect to the Company or its Subsidiary that would be required to be disclosed by the Company under applicable securities laws on the registration statement on Form S-1 filed to be filed with the SEC pursuant to the Registration Rights Agreement.

(m)          Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiary is in violation of any term of or in default under its respective articles of association. Neither the Company nor its Subsidiary is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or the Subsidiary, and neither the Company nor its Subsidiary will conduct its business in violation of any of the foregoing, except in all cases for such violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiary possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor its Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(n)           Foreign Corrupt Practices. Neither the Company nor its subsidiaries, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or its subsidiaries (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”).

(o)           U.S. Department of Treasury’s Office of Office of Foreign Asset Control (“OFAC”). Neither the Company, nor any subsidiary of the Company, nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any subsidiary of the Company, is a person that is, or is owned or controlled by a person that is:

(a)	on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC from time to time;

(b)	the subject of any sanctions administered or enforced by OFAC from time to time or the U.S. State Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (“Sanctions”);

(c)	has a place of business or is operating, organized or resident in a country or territory that is, or whose government is, the subject of OFAC’s sanctions programs (including, with out limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria) (“Sanctions Programs”).

(p)             Transactions With Affiliates. Except as set forth in the SEC documents (or as not required to be disclosed pursuant to applicable law), none of the officers, directors, employees or affiliates of the Company or its Subsidiary is presently a party to any transaction with the Company or its Subsidiary (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director, employee or affiliate or, to the knowledge of the Company or its Subsidiary, any corporation, partnership, trust or other Person in which any such officer, director, employee or affiliate has a substantial interest or is an employee, officer, director, affiliate, trustee or partner.

(q)           Capitalization. The authorized capital stock of the Company consists of 2,000,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, par value $0.001 (“Preferred Stock”) of which 1,920,688,781 shares of Common Stock and no shares of Preferred Stock are issued and outstanding. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as disclosed in the SEC documents or in Schedule 3(q): (i) none of the Company's capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its subsidiaries or by which the Company or any of its subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its subsidiaries; (v) there are no outstanding securities or instruments of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (viii) the Company and its subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its subsidiaries' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished to the Investor true, correct and complete copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company's Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(r)            Indebtedness and Other Contracts. Except as disclosed in the SEC documents or on Schedule 3(r), neither the Company nor its Subsidiary, (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, or (iv) other than the convertible promissory notes described in the Memorandum, is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has had, or is reasonably expected to have, a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity or any department or agency thereof.

(s)           Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company and except as disclosed in the Memorandum, threatened against or affecting the Company or its Subsidiary, the Common Stock or any of the Company’s or its Subsidiary’s officers or directors which is outside of the ordinary course of business or individually or in the aggregate material to the Company or its Subsidiary. Without limitation of the foregoing, except as disclosed on Schedule 3(s) there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC or any state or federal agency involving the Company, its Subsidiary or any current or former director or officer of the Company or its Subsidiary.

(t)            Insurance. The Company and its Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiary are engaged. Neither the Company nor its Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor its Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(u)           Employee Relations. Neither the Company nor its Subsidiary is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its and its Subsidiary’s relations with their respective employees are good. No current executive officer (as defined in Rule 501(f) promulgated under the Securities Act) or other key employee of the Company or its Subsidiary has notified the Company or its Subsidiary that such officer intends to leave the Company or the Subsidiary or otherwise terminate such officer’s employment with the Company or the Subsidiary. No executive officer or other key employee of the Company or its Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or its Subsidiary to any liability with respect to any of the foregoing matters. The Company and its Subsidiary are in compliance with all applicable, U.S. and foreign federal, state, local laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(v)           Title. The Company and its Subsidiary have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiary, in each case, free and clear of all Liens except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiary. Any real property and facilities held under lease by the Company or its Subsidiary are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or its Subsidiary.

(w)          Intellectual Property Rights. Except as set forth on Schedule 3(w), the Company and its Subsidiary own, or have obtained valid licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary rights which are necessary for the conduct of their respective businesses as currently conducted (collectively, “Intellectual Property”), free and clear of any Liens. Except as out in the agreements listed on Schedule 3(w), all Intellectual Property is owned solely and exclusively by the Company and its Subsidiaries.

All individuals who have made inventive contributions to Company’s and its Subsidiary’s technology or products, including employees and consultants, have fully and irrevocably assigned all of their rights in their contributions and inventions to the Company or its Subsidiary. The Company and its Subsidiary have not received claims for royalties or other compensation from individuals, including employees of the Company and its Subsidiary, who made inventive contributions to Company’s and its Subsidiary’s technology or products, and Company and its Subsidiary will have no obligation to pay royalties or other compensation to such individuals on account of such inventive contributions.

Except as stated in Schedule 3(w), the Company and its Subsidiary have not granted to any third party any right, option or license in or to or with respect to the Intellectual Property. Except as stated in Schedule 3(w), the Company and its Subsidiary have not granted rights to manufacture, produce, assemble, market or sell its products to any other Person and is not bound by any agreement that affects the Company’s or its Subsidiary’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products or products containing Intellectual Property.

Without derogating from any other provision of this Section 3(w), to the knowledge of the Company, the Company and its Subsidiary do not and will not need to utilize any inventions of any of their employees, or consultants (or people it currently intends to hire) made prior to their employment or engagement by the Company or its Subsidiary except for inventions that have been irrevocably assigned to the Company or its Subsidiary where such employee or consultant was entitled to assign all such rights free and clear of any Lien.

The Intellectual Property licenses and assignments listed on Schedule 3(w) are valid, binding upon, and enforceable by or against the parties thereto in accordance to their terms. The Company and its Subsidiary have taken all reasonable steps to protect, maintain and safeguard its rights in all Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements.

Except as described in Schedule 3(w) (i) there is not any Intellectual Property which is owned by a third party that is needed by the Company or its Subsidiary to conduct its business as currently conducted and as currently proposed to be conducted and the use of which by the Company or its Subsidiary would require the payment by way of royalties, fees or otherwise to a third party, other than off-the-shelf products or other Intellectual Property which is readily available for license in the market, (ii) the Company has not received notice alleging that the Intellectual Property has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of any third party, (iii) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed or otherwise granted to the Company or its Subsidiary; (iv) the Company has never received any charge, complaint, demand or notice alleging any interference, infringement, misappropriation or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party), (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or its Subsidiary's rights in or to, or the validity, enforceability, or scope of, any Intellectual Property owned by or licensed to the Company and its Subsidiary, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (vi) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property, (vii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or its Subsidiary infringes or otherwise violates any patent, trademark, copyright, or misappropriates any trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (viii) to the Company’s knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; (ix) to the Company’s knowledge, there is no material prior art that may render any patent owned by the Company or its Subsidiary invalid, nor is there any prior art known to the Company that may render any patent application owned by the Company or its Subsidiary unpatentable, and (x) to the Company’s knowledge, no employee of the Company or of its Subsidiary is in or has ever been in violation in any material respect of any term of any employment contract, and to the extent they exist any patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or with its Subsidiary, or actions undertaken by the employee while employed with the Company and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

To the Company’s knowledge, all material technical information developed by and belonging to the Company and its Subsidiary which has not been patented has been kept confidential. None of the technology employed by the Company and its Subsidiary has been obtained or is being used by the Company and its Subsidiary in violation of any contractual obligation binding on the Company and its Subsidiary or, to the Company’s knowledge, any of its officers, directors or employees, or otherwise in violation of the rights of any persons.

Except as set forth in Schedule 3(w), no current or former employee or consultant of the Company or any Subsidiary, who was involved in, or who contributed to, the creation or development of any of the Intellectual Property owned in whole or in part, by the Company or any Subsidiary, has performed services for, was an employee of or was otherwise engaged (including as a graduate student) by the government, government institution (including but not limited to governmental or publicly-owned hospital), university, college, or other educational institution or research center (the “Government Funded Third Party”) during a period of time during which such employee or consultant was also performing services for the Company or any Subsidiary or during the time such employee or consultant conceived, invented, created or developed any of the Intellectual Property owned, in whole or in part, by the Company or its Subsidiary. Except as set forth in Schedule 3(w), to the Company’s knowledge, none of the Company’s current or former employees, or consultants has performed services for, was employee of or was otherwise engaged (including as a graduate student) by any Government Funded Third Party in a manner that may provide the basis for any claim, interest or right of such Government Funded Third Party with respect to any Intellectual Property.

(x)            Environmental Laws. The Company and its Subsidiary (i) are in compliance with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all applicable United States and foreign federal, state and local laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(y)           Subsidiaries. Except as set forth in Schedule 3(y), the Company owns, directly or indirectly, all of the share capital or other equity interests of its Subsidiary free and clear of any Liens, and all of the issued and outstanding share capital of its Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. Except as set forth in Schedule 3(y), the Company has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiary as owned by the Company. Except as set forth in Schedule 3(y), the Company is not, directly or indirectly, a participant in any joint venture, partnership or similar agreement.

(z)            Tax Status. Each of the Company and its Subsidiary (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim.

(aa)         Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or its Subsidiary and an unconsolidated or other off balance sheet entity that could be reasonably likely to have a Material Adverse Effect.

(bb)         Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(cc)         Reporting Status. With a view to making available to the Investor the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration, and as a material inducement to the Investor’s purchase of the Securities, the Company represents and warrants to the following: (i) the Company is, and has been for a period of at least 90 days immediately preceding the date hereof, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act (ii) the Company has filed all required reports under section 13 or 15(d) of the Exchange, as applicable, during the 12 months preceding the date hereof (or for such shorter period that the Company was required to file such reports), (iii) the Company is not an issuer defined as a “Shell Company,” and (iv) although the Company may have been an issuer defined as a “Shell Company”, it has complied with the provisions of Rule 144(i)(2), making Rule 144 available. For the purposes hereof, the term “Shell Company” shall mean an issuer that meets the description defined in paragraph (i)(1)(i) of Rule 144.

(dd)         Acknowledgement Regarding Investor’s Trading Activity. The Company understands and acknowledges an affiliate of the Investor may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, pursuant to the SEDA. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, or any other Transaction Document or any of the documents executed in connection herewith or therewith.

(ee)         U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by any of the Buyers, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986 (the “Code”), and the Company and its Subsidiary shall so certify upon the Investor’s request.

(ff)           Transfer Taxes. On the Initial and Subsequent Closing Dates, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance and sale of the Securities to be sold to the Investor hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(gg)         Management. During the past 5 year period, no current executive officer or director of the Company has been involved in any legal proceeding that would be required to be disclosed pursuant to paragraph (f) of Item 401 of Regulation S-K.

(hh)         Share Option Plans. Each share option granted by the Company was granted (i) in accordance with the terms of the applicable share option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the shares of the Company’s Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No share option granted under the Company's share option plan has been backdated.

(ii)           No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company's ability to perform any of its obligations under any of the Transaction Documents. In addition, on or prior to the date hereof, the Company had discussions with its accountants about its Financial Statements and, based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.

(jj)           No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

(kk)         No Additional Agreements. The Company does not have any agreement or understanding with the Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

4.	COVENANTS.

(a)           Best Efforts. The Investor shall use its commercially reasonable efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 6 of this Agreement. The Company shall use its commercially reasonable efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 7 of this Agreement.

(b)           Form D and Blue Sky. The Company shall file a Form D with respect to the Securities as required under Regulation D. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Investor at each Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investor on or prior to the Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the investor.

(c)           Compliance with Applicable Laws. The Company shall comply with all Applicable Laws and will not take any action which will cause the Investor to be in violation of an such Applicable laws.

(d)           Use of Proceeds. The Company will use the proceeds from the sale of the Securities hereunder for working capital and other general corporate purposes or, if different, in a manner consistent with the application thereof described in the Initial Registration Statement. The Company will not, to its knowledge, directly or indirectly, use the proceeds of the transaction, or lend, contribute, facilitate or otherwise make available such proceeds to any person (i) to fund, either directly or indirectly, any activities or business of or with any Person, that is identified on the list of Specially Designated Nationals and Blocker Persons maintained by OFAC, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions or Sanctions Programs or (ii) in any other manner that will result in a violation of Sanctions or FCPA.

(e)           Fees. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Investor.

(f)            Restriction on Issuance of the Capital Stock. So long as the Investor holds Securities, the Company shall not, without the prior written consent of the Investor, (i) issue or sell shares of Common Stock or Preferred Stock without consideration or for a consideration per share less than the bid price of the Common Stock determined immediately prior to its issuance, (ii) issue any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration less than such Common Stock’s Bid Price determined immediately prior to its issuance, or (iii) file any registration statement on Form S-8.

(g)           Disclosure of Transactions and Other Material Information. Upon effectiveness of the Initial Registration Statement, the Company shall not, and the Company shall cause each its Subsidiary and each of its and their respective officers, directors, employees and agents not to, provide the Investor with any material, non-public information regarding the Company or any of its Subsidiaries without the express prior written consent of the Investor (which may be granted or withheld in the Investor’s sole discretion), except as may be permitted under the Transaction Documents. Without the prior written consent of the Investor (which may be granted or withheld in the Investor’s sole discretion), the Company shall not (and shall cause its Subsidiary and affiliates to not) disclose the name of the Investor in any filing, announcement, release or otherwise except: (i) as required by federal securities law in connection with the filing of final Transaction Documents with the SEC or in connection with the filing of the Initial Registration Statement with the SEC and (ii) to the extent such disclosure is required by law or regulations, in which case the Company shall provide the Investor with prior notice of such disclosure permitted under this clause (ii). Notwithstanding anything contained in this Agreement to the contrary, the Company expressly agrees that it shall publicly disclose, no later than 1 Business Day following the effective date of the Initial Registration Statement (as defined in the Registration Rights Agreement), any information otherwise communicated to the Investor by or, to the knowledge of the Company, on behalf of the Company in connection with the sale of the Securities which, following the filing of the Initial Registration Statement would, if not so disclosed, constitute material, non-public information regarding the Company or its Subsidiary.

(h)           Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of all applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act of 1977, and (iii) any Sanctions law or Sanctions Programs (“Applicable Law”), ordinance or regulation of any Governmental Entity.

(i)            Corporate Existence. So long as the Investor beneficially owns any Securities, the Company shall not directly or indirectly consummate any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of the Company’s assets or any similar transaction or related transactions (each such transaction, an “Organizational Change”) unless, prior to the consummation an Organizational Change, the Company obtains the written consent of the Investor.

(j)            Regulation M. The Company will not take any action prohibited by Regulation M under the Exchange Act, in connection with the distribution of the Securities contemplated hereby.

(k)           Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act), or any person acting on behalf of the Company or such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the Securities Act and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act, with the issuance of Securities contemplated hereby.

(l)            Internal Controls; Sarbanes Oxley. If and when required by applicable law, the Company shall (A) maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (B) be in compliance with all applicable requirements of the Sarbanes Oxley Act of 2002, and all applicable rules and regulations promulgated by the Commission thereunder.

(m)          Quotation. The Company shall (i) maintain the quotation of its Common Stock on the OTCQB (the “Primary Market”) and (ii) comply with all Primary Market listing standards or other rules as in effect from time to time that are applicable to the Company. For as long as the Investor holds Securities, neither the Company nor any its Subsidiary shall take any action which could be reasonably expected to result in the delisting or suspension of trading of its Common Stock from the Primary Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(m).

(n)           Reporting Requirements. Upon effectiveness of the initial Registration Statement and so long as the Investor hold Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination. Additionally, the Company shall report the use of proceeds from the Offering as may be required under Rule 463 of the regulations of the Securities Act.

(o)           Reporting Status. With a view to making available to the Investor the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration, and as a material inducement to the Investor’s purchase of the Securities, the Company represents, warrants, and covenants to the following:

(i)            The Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all required reports under section 13 or 15(d) of the Exchange Act during the 12 months prior to the date hereof (or for such shorter period that the issuer was required to file such reports), other than Form 8-K reports;

(ii)           From the date hereof until all the Securities either have been sold by the Investor, or may permanently be sold by the Investor without any restrictions pursuant to Rule 144, (the “Registration Period”) the Company shall file with the SEC in a timely manner all required reports under section 13 or 15(d) of the Exchange Act and such reports shall conform to the requirement of the Exchange Act and the SEC for filing thereunder;

(iii)          The Company shall furnish to the Investor so long as the Investor owns Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration; and

(iv)          During the Registration Period the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

5.	LEGEND.

(a)           Legends. The Investor understands that the Securities have been issued (or will be issued in the case of the Subsequent Closing Securities) pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER SAID ACT.

(b)           Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 5(a) above or any other legend (i) following a sale thereof pursuant to an effective registration statement (including the Initial Registration Statement) covering the resale of such Securities under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 without volume or manner of sale restrictions (provided that the Investor provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144, which at the option of the Company may include an opinion of the Investor’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Investor provides the Company with an opinion of counsel to the Investor, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than 3 Trading Days following the delivery by the Investor to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Investor as may be required above in this Section 5(b), as directed by the Investor, either: (A) provided that such Securities are shares of Common Stock, if the shares of Common Stock are eligible for the book-entry delivery and depository services offered by the DTC and the Company and its transfer agent are participating in the DTC Fast Automated Securities Transfer Program, credit the aggregate number of shares of Common Stock to which the Investor shall be entitled to the Investor or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the shares of Common Stock are eligible for the book-entry delivery and depository services offered by the DTC and/or the Company or its transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the Investor, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of the Investor or its designee (the date by which such credit is so required to be made to the balance account of the Investor or the Investor’s nominee with DTC or such certificate is required to be delivered to the Investor pursuant to the foregoing is referred to herein as the “Required Delivery Date”). The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith.

(c)           Failure to Timely Deliver; Buy-In. If the Company fails to so properly deliver such unlegended certificates or so properly credit the balance account of the Investor or such Investor’s nominee with DTC by the Required Delivery Date, and if on or after the Required Delivery Date the Investor purchases (in an open market transaction or otherwise) shares of the Company’s Common Stock to deliver in satisfaction of a sale by the Investor of all or any portion of the shares of the Company’s Common Stock, or a sale of a number of shares of the Company’s Common Stock equal to all or any portion of the number of shares of the Company’s Common Stock that the Investor anticipated receiving from the Company without any restrictive legend (a “Buy-In”), then the Company shall, (A) within 3 Trading Days after the Investor’s request, honor its obligation to deliver to the Investor an unlegended certificate or certificates representing such shares of the Company’s Common Stock or credit the Investor's balance account with DTC and (B) pay cash to the Investor in an amount equal to the excess (if any) of the Investor’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of the Company’s Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Investor) over the product of (1) such number of shares of the Company’s Common Stock which the Company failed to timely deliver as described above and (2) the price at which the sell order giving rise to the Investor’s purchase obligation was executed. For example, if the Investor purchases shares of the Company’s Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to shares of the Company’s Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (B) of the immediately preceding sentence the Company shall be required to pay the investor $1,000. The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL AT THE INITIAL CLOSING.

(a)           The obligation of the Company hereunder to issue and sell the Securities to Investor at the at the Initial Closing, is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

(i)            The Investor shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company;

(ii)           The Investor shall have delivered to the Company the Purchase Price for the Securities being purchased by the Investor at the Initial Closing by wire transfer of immediately available funds;

(iii)          The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of the Initial Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Initial Closing Date;

(iv)          The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities;

(v)           No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and

(vi)          No action, suit or proceeding shall have been commenced by any Person against any party hereto seeking to restrain or delay the purchase and sale of the Securities or the other transactions contemplated by this Agreement or any of the other Transaction Documents.

7.	CONDITIONS TO THE INVESTOR’S OBLIGATIONS TO PURCHASE AT THE INITIAL CLOSING.

(a)           The obligation of the Investor hereunder to purchase the Securities at the Initial Closing, is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)            The Company shall have duly executed and delivered to the Investor each of the Transaction Documents to which it is a party;

(ii)           The Company shall have executed and delivered to the Investor such Standby Equity Distribution Agreement dated the date hereof by and between the Company and YAII PN, Ltd (the “SEDA”);

(iii)          The Company shall have delivered to the Investor: (a) a certificate registered in the Investor’s name for such number of shares of the Company’s Common Stock representing the Initial Closing Securities that the Investor is purchasing;

(iv)          The Company shall have filed with the SEC a Preliminary Schedule 14C amending the Company’s Article of Incorporation increasing its authorized shares of Common Stock to 10,000,000,000 and such Schedule Def 14C shall have been mailed to the Company’s stockholders and the increase to such number of authorized shares shall have been made effective;

(v)           The Common Stock shall be authorized for quotation or trading on the Primary Market, trading in the Common Stock shall not have been suspended for any reason;

(vi)          The Company shall have delivered to the Investor an officer’s certificate, executed by an officer of the Company in a form satisfactory to the Investor and dated as of the Initial Closing Date, as to (i) the Company’s Article of Incorporation, (ii) the Bylaws of the Company, (iii) the resolutions as adopted by the Company's Board of Directors in a form reasonably acceptable to the Investor, (iv) the Company’s Certificate of Good Standing dated within 10 days of the Initial Closing;

(vii)         Each and every representation and warranty of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the Initial Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. The Investor shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the applicable Closing Date, to the foregoing effect;

(viii)        The Investor shall have received an opinion of counsel from counsel to the Company in a form satisfactory to the Investor;

(ix)           The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities;

(x)            No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(xi)           No action, suit or proceeding shall have been commenced by any Person against any party hereto seeking to restrain or delay the purchase and sale of the Securities or the other transactions contemplated by this Agreement or any of the other Transaction Documents; and

(xii)          Since the date of execution of this Agreement, no event or series of events shall have occurred that has resulted in a Material Adverse Effect.

8.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL AT THE SUBSEQUENT CLOSING.

(a)           The obligation of the Company hereunder to issue and sell the Securities to Investor at the at the Subsequent Closing, is subject to the satisfaction, at or before the Subsequent Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

(i)            The Investor shall have delivered to the Company the Purchase Price for the Securities being purchased by the Investor at the Subsequent Closing by wire transfer of immediately available funds;

(ii)           The Schedule Def 14C filed by the Company amending the Company’s Article of Incorporation increasing its authorized shares of Common Stock to 10,000,000,000 shall have been made effective;

(iii)          The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of the Subsequent Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Subsequent Closing Date;

(iv)          The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities;

(v)           No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and

(vi)          No action, suit or proceeding shall have been commenced by any Person against any party hereto seeking to restrain or delay the purchase and sale of the Securities or the other transactions contemplated by this Agreement or any of the other Transaction Documents.

9.	CONDITIONS TO THE INVESTOR’S OBLIGATIONS TO PURCHASE AT THE SUBSEQUENT CLOSING.

(a)           The obligation of the Investor hereunder to purchase the Securities at the Subsequent Closing, is subject to the satisfaction, at or before the Subsequent Closing Date, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)            The Company shall have filed the Initial Registration Statement pursuant to the terms of the Registration Rights Agreement with the SEC;

(ii)           The Company shall have filed a registration statement with the SEC pursuant to the terms of the SEDA;

(iii)          The Company shall have delivered to the Investor: (a) a certificate registered in the Investor’s name for such number of shares of the Company’s Common Stock representing the Subsequent Closing Securities that the Investor is purchasing;

(iv)          The Common Stock shall be authorized for quotation or trading on the Primary Market, trading in the Common Stock shall not have been suspended for any reason.

(v)           The Company shall have delivered to the Investor a bring down certificate, executed by an officer of the Company in a form satisfactory to the Investor and dated as of the Subsequent Closing Date;

(vi)          Each and every representation and warranty of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the Subsequent Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Subsequent Closing Date. The Investor shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the applicable Closing Date, to the foregoing effect;

(vii)         The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities;

(viii)        No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(ix)           No action, suit or proceeding shall have been commenced by any Person against any party hereto seeking to restrain or delay the purchase and sale of the Securities or the other transactions contemplated by this Agreement or any of the other Transaction Documents; and

(x)            Since the date of execution of this Agreement, no event or series of events shall have occurred that has resulted in a Material Adverse Effect.

10.	TERMINATION.

In the event that the Initial Closing shall not have occurred within 30 Business Days of the date hereof or the Subsequent Closing shall not have occurred with 60 Business Days of the date hereof, then the Investor shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of the Investor to any other party; provided, however, (a) the right to terminate this Agreement under this Section 10 shall not be available the Investor if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of the Investor’s breach of this Agreement. Nothing contained in this Section 10 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

11.	MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New Jersey, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New Jersey. The Company hereby irrevocably submits to the exclusive jurisdiction of the Superior Court for the State of New Jersey sitting in Union County New Jersey and Federal Court for the District of New Jersey sitting in Newark, New Jersey, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Investor from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Investor or to enforce a judgment or other court ruling in favor of the Investor. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b)           Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c)           Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d)           Severability; Maximum Payment Amounts. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)           Entire Agreement; Amendments. As a material inducement for the Investor to enter into this Agreement, the Company expressly acknowledges and agrees that no due diligence or other investigation or inquiry conducted by the Investor, any of its advisors or any of its representatives shall affect the Investor’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Investor and the Company with respect to the subject matter hereof and thereof, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements the Investor has entered into with, or any instruments any Investor has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by the Investor in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to the Investor or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and the Investor, or any instruments the Investor received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders (as defined below), and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 11(e) shall be binding on the Investor and holders of Securities, as applicable, provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Securities then outstanding or (B) imposes any obligation or liability on the Investor without the Investor’s prior written consent (which may be granted or withheld in the Investor’s sole discretion). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Holders may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 11(e) shall be binding on the Investor and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on the Investor without the Investor’s prior written consent (which may be granted or withheld in such Investor’s sole discretion). The Company has not, directly or indirectly, made any agreements with the Investor relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, the Investor has not made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise. “Required Holders” means (I) prior to the Initial Closing Date, the Investor who has executed this Agreement and fully funded the Purchase Price with respect to the Securities which it has purchased in accordance with the provisions of this Agreement on or after the Initial Closing Date.

(f)            Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered upon: (i) receipt, when delivered personally, (ii) 1 Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same, or (iii) receipt, when sent by electronic mail (provided that the electronic mail transmission is not returned in error or the sender is not otherwise notified of any error in transmission. The addresses and email addresses for such communications shall be:

If to the Company:	Investview, Inc.
12 South 400 West – Suite 300,
Salt Lake City, UT 84101
	Attention:	Mario Romano
	Telephone:	(732)889-9300
Email: Mario@wealthgenerators.com

With a copy to:	Michael Best & Fried Friedrich LLP
136 East South Temple, Suite 2100
Salt Lake City, UT 84111
	Attention:	Kevin C. Timken
	Telephone:	(801)924-4124
Email: kctimken@michaelbest.com

If to the Investor:	D-Beta One EQ, Ltd.
c/o Delta Beta Advisors, LLC 1012 Springfield Avenue
Mountainside, NJ 07092
	Attention:	Matthew Beckman
	Telephone:	(201) 985-8300
Email: mbeckman@yorkvilleadvisors.com

With a copy to:	David Gonzalez, Esq.
1012 Springfield Avenue
Mountainside, NJ 07092
	Telephone:	(201) 985-8300
Email: dgonzalez@yorkvilleadvisors.com

or at such other address and/or electronic email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party 3 Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s computer containing the time, date, recipient’s electronic mail address and the text of such electronic mail or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by electronic mail or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders; provided, however, that the Company shall be permitted to assign this Agreement to any Person that acquires the Company or its business (whether by merger, stock purchase or the acquisition or all or substantially all of the Company’s assets). The Investor may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be the Investor hereunder with respect to such assigned rights; provided, however, that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Investor.”

(h)           No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 11(j).

(i)            Survival. The representations, warranties, agreements and covenants shall survive the Closing. The Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)            Indemnification. In consideration of Investor’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and each of its stockholders, partners, members, officers, directors, employees, agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in any of the Transaction Documents or (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 11(j) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(k)           Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, share capital and any other numbers in this Agreement that relate to shares of the Company’s Common Stock shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the shares of the Company’s Common Stock after the date of this Agreement. It is expressly understood and agreed that for all purposes of this Agreement, and without implication that the contrary would otherwise be true, neither transactions nor purchases nor sales shall include the location and/or reservation of borrowable shares of the Company’s Common Stock.

(l)            Remedies. The Investor and in the event of assignment by the Investor of its rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Investor. The Company therefore agrees that the Investor shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

(m)          Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

[signature pages follow]

IN WITNESS WHEREOF, each of the Investor and the Company has affixed their respective signatures to this Securities Purchase Agreement as of the date first written above.

COMPANY:

INVESTVIEW, INC.

By:	/s/ Annette Raynor
	Name:	Annette Raynor
	Title:	COO, Secretary, and Director

INVESTOR:

D-BETA ONE EQ, LTD.

By:	Delta Beta Advisors, LLC
Its:	Investment Manager

By:	/s/ Mark Angelo
	Name:	Mark Angelo
	Title:	Member

EXHIBIT A

Registration Rights Agreement

DISCLOSURE SCHEDULE

Schedule 3(c)	–	Issuance of Securities - Liens

Schedule 3(e)	–	Consents

Schedule 3(f)	–	Acknowledgment Regarding the Investor’s Purchase of Securities

Schedule 3(p)	–	Capitalization

Schedule 3(r)	–	Indebtedness and Other Contracts

Schedule 3(w)	–	Intellectual Property

Schedule 3(y)	–	Subsidiaries